News Release

Amkor Technology Reports Financial Results for the Second Quarter 2020

Second Quarter Highlights
•Second quarter net sales $1.17 billion, up 31% year-on-year
•Operating income $87 million, operating margin 7.4%
•Net income $55 million, earnings per diluted share $0.23
•EBITDA $209 million

TEMPE, Ariz. - July 27, 2020 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2020.

“Broad based demand drove revenue well above the high end of expectations,” said Giel Rutten, Amkor’s president and chief executive officer. “The strategic investments we made in both advanced packaging technology and manufacturing capacity enabled significant growth in revenue and profitability.”

Results	Q2 2020	Q1 2020	Q2 2019
	($ in millions, except per share data)
Net sales	$1,173	$1,153	$895
Gross margin	16.4%	16.4%	13.8%
Operating income	$87	$84	$23
Operating margin	7.4%	7.3%	2.5%
Net income attributable to Amkor*	$55	$64	($9)
Earnings per diluted share*	$0.23	$0.26	($0.04)
EBITDA**	$209	$210	$149

*Q2 2019 net income includes an $8 million charge, or $0.03 per share, related to the early redemption of $525 million of senior notes due 2022.
**EBITDA is a non-GAAP financial measure. The reconciliation to the comparable GAAP financial measure is included below under “Selected Operating Data.”

“The strong revenue performance and disciplined expense management resulted in operating income margin of 7.4% and earnings per diluted share of $0.23,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “Our profitability and focus on free cash flow generation has further strengthened our balance sheet, and we ended the quarter with net debt of $450 million.”

At June 30, 2020, total cash and short-term investments was $1.1 billion, and total debt was $1.5 billion.

Business Outlook

“We expect sequential revenue growth in the third quarter, driven by the launch of flagship smart phones, including more 5G models where we have a strong footprint,” said Rutten. “We believe mid- and long-term growth drivers remain intact, and we will continue to invest in markets, including 5G, high performance computing and IoT, where we see the highest potential for growth.”

Third quarter 2020 outlook (unless otherwise noted):

•Net sales of $1.2 billion to $1.3 billion
•Gross margin of 15% to 18%
•Net income of $42 million to $85 million, or $0.17 to $0.35 per diluted share
•Full year 2020 capital expenditures of approximately $550 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 27, 2020, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor’s website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor’s website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 8565096). The webcast is also being distributed over NASDAQ OMX’s investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX’s password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2020	Q1 2020	Q2 2019
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$729	$705	$433
Mainstream products (2)	444	448	462
Total net sales	$1,173	$1,153	$895

Packaging services	84%	85%	83%
Test services	16%	15%	17%

Net sales from top ten customers	69%	67%	62%

End Market Data:
Communications (handheld devices, smartphones, tablets)	38%	38%	37%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	27%	24%	15%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	19%	23%	29%
Computing (data center, infrastructure, PC/laptop, storage)	16%	15%	19%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	45.2%	45.3%	38.0%
Labor	13.9%	14.2%	17.4%
Other manufacturing	24.5%	24.1%	30.8%
Gross margin	16.4%	16.4%	13.8%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q2 2020	Q1 2020	Q2 2019
	(in millions)
EBITDA Data:
Net income (loss)	$56	$64	$(9)
Plus: Interest expense	16	17	19
Plus: Income tax expense	13	5	6
Plus: Depreciation & amortization	124	124	133
EBITDA	$209	$210	$149

In this press release, we provide net debt, which is not defined by U.S. GAAP. We define net debt as total debt as reported on the consolidated balance sheet less the sum of cash and cash equivalents, and short term investments. We believe net debt to be relevant and useful information to our investors because it provides them with additional information in assessing our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities. This measure should be considered in addition to, and not as a substitute for, or superior to, total debt, prepared in accordance with U.S. GAAP. Furthermore, our definition of net debt may not be comparable to similarly titled measures reported by other companies.

Non-GAAP Financial Measure Reconciliation:
	Q2 2020	Q1 2020	Q2 2019
	(in millions)
Net Debt Data:
Total Debt	$1,545	$1,513	$1,308
Less: Cash and Cash Equivalents	783	941	551
Less: Short-term Investments	311	58	6
Net Debt	$451	$514	$751

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$1,172,909	$895,305	$2,325,525	$1,790,269
Cost of sales	980,589	771,851	1,944,297	1,546,054
Gross profit	192,320	123,454	381,228	244,215
Selling, general and administrative	74,260	64,758	146,842	136,345
Research and development	31,536	36,186	63,789	71,940
Total operating expenses	105,796	100,944	210,631	208,285
Operating income	86,524	22,510	170,597	35,930
Interest expense	16,012	18,653	33,057	37,926
Other (income) expense, net	1,467	6,966	(848)	2,401
Total other expense, net	17,479	25,619	32,209	40,327
Income (loss) before taxes	69,045	(3,109)	138,388	(4,397)
Income tax expense	12,905	5,897	17,751	27,277
Net income (loss)	56,140	(9,006)	120,637	(31,674)
Net income attributable to non-controlling interests	(716)	(444)	(1,324)	(655)
Net income (loss) attributable to Amkor	$55,424	$(9,450)	$119,313	$(32,329)

Net income (loss) attributable to Amkor per common share:
Basic	$0.23	$(0.04)	$0.50	$(0.14)
Diluted	$0.23	$(0.04)	$0.49	$(0.14)

Shares used in computing per common share amounts:
Basic	241,098	239,508	241,009	239,461
Diluted	241,410	239,508	241,345	239,461

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$783,228	$894,948
Restricted cash	931	610
Short-term investments	310,634	6,348
Accounts receivable, net of allowances	898,717	850,753
Inventories	306,902	220,602
Other current assets	41,383	28,272
Total current assets	2,341,795	2,001,533
Property, plant and equipment, net	2,471,977	2,404,850
Operating lease right of use assets	146,013	148,549
Goodwill	26,140	25,976
Restricted cash	3,027	2,974
Other assets	126,436	111,733
Total assets	$5,115,388	$4,695,615
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$148,872	$144,479
Trade accounts payable	583,341	571,054
Capital expenditures payable	259,344	77,044
Accrued expenses	291,278	267,226
Total current liabilities	1,282,835	1,059,803
Long-term debt	1,396,389	1,305,755
Pension and severance obligations	165,401	176,971
Long-term operating lease liabilities	87,204	91,107
Other non-current liabilities	66,631	71,740
Total liabilities	2,998,460	2,705,376

Stockholders’ equity:
Preferred stock	—	—
Common stock	287	287
Additional paid-in capital	1,934,047	1,927,739
Retained earnings	353,390	234,077
Accumulated other comprehensive income (loss)	19,272	19,115
Treasury stock	(217,592)	(217,479)
Total Amkor stockholders’ equity	2,089,404	1,963,739
Non-controlling interests in subsidiaries	27,524	26,500
Total equity	2,116,928	1,990,239
Total liabilities and equity	$5,115,388	$4,695,615

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$120,637	$(31,674)
Depreciation and amortization	248,036	268,819
Other operating activities and non-cash items	10,151	33,112
Changes in assets and liabilities	(136,422)	(101,329)
Net cash provided by operating activities	242,402	168,928
Cash flows from investing activities:
Payments for property, plant and equipment	(134,340)	(273,672)
Proceeds from sale of property, plant and equipment	2,389	8,247
Proceeds from insurance recovery for property, plant and equipment	—	1,538
Proceeds from sale of short-term investments	8,593	—
Proceeds from maturities of short-term investments	13,072	6,469
Payments for short-term investments	(325,632)	(5,935)
Other investing activities	805	2,330
Net cash used in investing activities	(435,113)	(261,023)
Cash flows from financing activities:
Proceeds from revolving credit facilities	282,000	85,000
Payments of revolving credit facilities	(216,000)	(5,000)
Proceeds from short-term debt	62,495	29,781
Payments of short-term debt	(66,609)	(25,548)
Proceeds from issuance of long-term debt	225,985	614,375
Payments of long-term debt	(201,425)	(732,178)
Payments of finance lease obligations	(4,876)	(2,746)
Other financing activities	972	(3,865)
Net cash provided by (used in) financing activities	82,542	(40,181)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,177)	1,131
Net decrease in cash, cash equivalents and restricted cash	(111,346)	(131,145)
Cash, cash equivalents and restricted cash, beginning of period	898,532	688,051
Cash, cash equivalents and restricted cash, end of period	$787,186	$556,906

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies, may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as wage inflation and fluctuations in commodity prices;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•dependence on international factories and operations, and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or foreign governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and foreign governments;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers, and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•our substantial investments in equipment and facilities to support the demand of our customers;
•there can be no assurance regarding when our factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•the historical downward pressure on the prices of our packaging and test services;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws (including the recent enactment of U.S. tax reform), taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others, and implement new technologies;
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.